Exhibit 32.2

STATEMENT FURNISHED PURSUANT TO
 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q/Amendment No. 2 of Wonhe High-Tech International, Inc. (the "Company") for the quarter ended June 30, 2012:

I, Chahua Yuan, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.            Such Quarterly Report on Form 10-Q for the quarter ending June 30, 2012, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.            The information contained in such Quarterly Report on Form 10-Q for the quarter ending June 30, 2012, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 8, 2012	By:	/s/ Chahua Yuan
Chahua Yuan
Chief Financial Officer
(Principal Financial Officer)